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                                                                    EXHIBIT 23.1



                        ROBINSON, BRADSHAW & HINSON, P.A.
                                ATTORNEYS AT LAW
                             ONE INDEPENDENCE CENTER
                       101 NORTH TRYON STREET, SUITE 1900
                      CHARLOTTE, NORTH CAROLINA 28246-1900
                            TELEPHONE (704) 377-2536
                               FAX (704) 378-4000



                                 April 1, 1997



Applied Analytical Industries, Inc.
5051 New Centre Drive
Wilmington, North Carolina 28403

         Re:      Registration Statement on Form S-1
                  (Registration No. 333-05535)

Ladies and Gentlemen:

         We hereby consent to be named in the above-captioned Registration Statement and in the prospectus that constitutes Part I thereof as attorneys who will pass upon legal matters in connection with the validity of the shares of common stock, $.001 par value per share, offered thereby and to the continued inclusion of our opinion dated August 8, 1996 as Exhibit 5.0 thereto.


                                     Sincerely,

                                     ROBINSON, BRADSHAW & HINSON, P.A.

                                     /s/ Stephen M. Lynch

                                     Stephen M. Lynch